Exhibit 99.1
Media Release

Contacts:

Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Michael Bulger	Julie Rakes
703-720-2455	703-720-2455	212-834-1695	804-284-5800
For Immediate Release
Capital One to Acquire GE Capital’s U.S. Healthcare Finance Unit
The addition of GE Capital, Healthcare Financial Services’ in-depth industry expertise will expand Capital One’s capabilities in the healthcare sector, creating a market-leading platform capable of delivering a complete set of banking solutions

McLean, Va (August 11, 2015) - Capital One Financial Corporation (NYSE: COF) announced today the signing of a definitive agreement with General Electric Capital Corporation to acquire approximately $8.5 billion of healthcare-related loans and its Healthcare Financial Services business, one of the leading capital providers in the U.S. healthcare market, for a 6 percent premium to par value of all receivables as of June 30, 2015. Capital One expects this acquisition to provide a strong platform for future growth and returns. Capital One does not expect this acquisition to impact its approved capital distribution plan described in the company’s report on Form 10-Q for the quarterly period ended June 30, 2015. The company expects to complete the acquisition in the fourth quarter of 2015.

GE Capital, Healthcare Financial Services provides customized financing solutions that help support and grow healthcare organizations, providing financing to companies in various healthcare sectors, including healthcare services, seniors housing, hospitals, medical offices, pharmaceuticals, and medical devices.

Darren Alcus, President of GE Capital, Healthcare Financial Services, will become the President of Capital One’s healthcare finance business. The acquisition of GE Capital, Healthcare Financial Services and the addition of the experienced management team will add to Capital One’s already strong healthcare lending business and create a leading healthcare banking platform. Capital One will benefit from GE Capital, Healthcare Financial Services’ broad customer base and expert risk management platform as it brings to the new unit the resources of a top 10 U.S. bank, including a more complete suite of lending and depository products, as well as treasury management services.

"This is a strategic investment in a specialty industry segment that we have been building out for the past several years. This addition will catapult us to a leading market position in providing financial services to the healthcare sector,” said Michael Slocum, President of Capital One’s Commercial Bank. “The GE Capital, Healthcare Financial Services team shares our commitment to providing value-added advice and creative financing solutions to the healthcare industry. Together we will deliver a powerful combination of industry-leading expertise and expanded capabilities to our clients."

“We are excited to join forces with the healthcare finance professionals at Capital One – they share our vision for providing the financial solutions that this complex industry demands,” said Alcus. “The healthcare sector offers tremendous potential for growth, and I am confident that together we will offer the best-in-class expertise and tailored financial products that meet the needs of healthcare businesses across the country.”

Credit Suisse and Wells Fargo Securities acted as exclusive financial advisors to Capital One, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Capital One.

Forward Looking Statements
Certain statements in this release are forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2014.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $208.8 billion in deposits and $310.5 billion in total assets as of June 30, 2015. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.